Exhibit 99.1

NEWS RELEASE

For Immediate Release

October 25, 2012

MAXWELL TECHNOLOGIES REPORTS THIRD QUARTER FINANCIAL RESULTS

CONFERENCE CALL & WEBCAST AT 5 P.M. (EDT) TODAY – DETAILS BELOW

SAN DIEGO, Calif. — Maxwell Technologies, Inc. (Nasdaq: MXWL) today reported revenue of $43.9 million for its third quarter ended September 30, 2012, up 7 percent over the $41.1 million recorded in the same period in 2011. Third quarter ultracapacitor revenue was $28.8 million, up 15 percent from the $24.9 million recorded in Q311. Sales of high voltage capacitor and microelectronics products totaled $15.1 million in Q312, down 7 percent from the $16.2 million recorded in Q311.

On a U.S. generally accepted accounting principles (GAAP) basis, operating income for the third quarter 2012 was $5.9 million, compared with $1.2 million in Q311. GAAP net income for Q312 was $5.4 million, or $0.19 per diluted share, compared with $298,000, or $0.01 per diluted share, in Q311.

On a non-GAAP basis, the company reported operating income of $6.5 million in Q312 compared with $2.1 million in Q311. Non-GAAP net income for Q312 was $6.0 million, or $0.21 per diluted share, compared with $1.2 million, or $0.04 per diluted share in Q311. A reconciliation of GAAP to non-GAAP financial measures is included as an addendum to this release.

GAAP gross margin was 42 percent in Q312, compared with 40 percent in Q311 and 42 percent in Q212. GAAP operating expenses totaled $12.4 million, or 28 percent of revenue, in Q312 compared with $15.3 million, or 37 percent of revenue in Q311. Non-GAAP operating expenses totaled $12.0 million, or 27 percent of revenue, in Q312 compared with $14.6 million, or 36 percent of revenue, in Q311. Cash and cash equivalents totaled $20.1 million as of September 30, 2012, compared with $22.3 million as of June 30, 2012. Complete financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations will be available in the company’s Quarterly Report on Form 10-Q, which we anticipate filing next week with the Securities & Exchange Commission.

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MAXWELL TECHNOLOGIES REPORTS THIRD QUARTER FINANCIAL RESULTS

Outlook: “Lower demand in Europe and elsewhere has slowed ultracapacitor sales growth this year,” said David Schramm, Maxwell’s president and chief executive officer. “Looking ahead, global economic conditions and uncertainty about the direction of government policies and related funding make it difficult to forecast with any reasonable level of confidence. In this challenging environment we are focusing on identifying and developing new growth opportunities, improving efficiency and controlling expenses to optimize bottom line performance.

“Wind energy and hybrid transit bus applications continue to be primary drivers of ultracapacitor sales, and we believe that long-term growth prospects in those and other key verticals remain solid. However, we are now working with customers to resolve recently encountered hybrid bus drive system application issues that will delay previously forecasted deliveries. As a result of those delays and generally lower demand, we now expect fourth quarter revenue to be similar to that recorded in the first quarter of this year.

“Seasonal softness, primarily related to the Chinese New Year observance, is likely to push revenue sequentially lower in the coming first quarter. Despite this tempered near-term growth outlook, we are confident that our current cash and credit resources are sufficient to enable the company to continue to advance its core technologies, develop and launch new products and expand production capacity as needed.”

Non-GAAP Financial Measures: The company uses non-GAAP financial measures for internal evaluation and to report the results of its business. These non-GAAP financial measures include non-GAAP gross profit, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP net income (loss), and non-GAAP net income (loss) per diluted share. These measures are not in accordance with, nor an alternative to, GAAP. These measures are intended to supplement GAAP financial information, and may be computed differently from non-GAAP financial measures used by other companies. The company believes that these measures provide useful information to its management, board of directors and investors about its operating activities and business trends related to its financial condition and results of operations. The company believes that it is useful to provide investors with information to understand how specific line items in the statement of operations are affected by certain non-cash or non-recurring items, such as:

•	stock-based compensation expense;

•	amortization of intangible assets;

•	expense in a prior period for a legal settlement, and

•	gains or losses in prior periods on embedded derivative.

In addition, the company’s management and board of directors use these non-GAAP financial measures in developing operating budgets and in reviewing the company’s results of operations, as non-cash and non-recurring items have limited impact on current and future operating decisions. Additionally, the company believes that inclusion of non-GAAP financial measures provide consistency and comparability with its past reports of financial results. However, investors should be aware that non-GAAP measures have inherent limitations and should be read in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP. Please refer to the accompanying tables for a detailed reconciliation of GAAP to non-GAAP gross profit, operating expenses, income (loss) from operations, net income (loss), and net income (loss) per share.

Management will conduct a conference call and simultaneous webcast to discuss third quarter financial results and the future outlook at 5 p.m. (EDT) today. The call may be accessed by dialing toll-free, (866) 952-1908 from the U.S. and Canada, or (785) 424-1827 for international callers, and entering the conference ID, 7MAXWELL. The live web cast and subsequent archived replay may be accessed at the company’s web site via the following link: http://investors.maxwell.com/phoenix.zhtml?c=94560&p=irol-calendar.

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MAXWELL TECHNOLOGIES REPORTS THIRD QUARTER FINANCIAL RESULTS

Maxwell is a leading developer and manufacturer of innovative, cost-effective energy storage and power delivery solutions. Our ultracapacitor products provide safe and reliable power solutions for applications in consumer and industrial electronics, automotive, transportation and information technology. Our high-voltage capacitors products help to ensure the safety and reliability of electric utility infrastructure and other applications involving transport, distribution and measurement of high-voltage electrical energy. Our radiation-mitigated microelectronic products include power modules, memory modules and single board computers that incorporate powerful commercial silicon for superior performance and high reliability in aerospace applications.

Forward-looking statements: Statements in this news release that are “forward-looking statements” are based on current expectations and assumptions that are subject to risks and uncertainties. Such risks, uncertainties and contingencies include, but are not limited to, the following:

•

risks related to our international operations including, but not limited to, our ability to adequately comply with the changing rules and regulations in countries where our business is conducted, our ability to oversee and control our foreign subsidiaries and their operations, our ability to effectively manage foreign currency exchange rate fluctuations arising from our international operations, and our ability to continue to comply with the U.S. Foreign Corrupt Practices Act as well as the anti-bribery laws of foreign jurisdictions and the terms and conditions of our settlement agreements with the Securities and Exchange Commission and the Department of Justice.

•	our ability to remain competitive and stimulate customer demand through successful introduction of new products, and to educate our prospective customers on the products we offer;

•

dependence upon the sale of products to a small number of customers and vertical markets, some of which are heavily dependent on government funding or government subsidies which may or may not continue in the future;

•	dependence upon the sale of products into China and Europe, where macroeconomic factors outside our control may adversely affect our sales;

•	successful acquisition, development and retention of key personnel;

•	our ability to effectively manage our reliance upon certain suppliers of key component parts, specialty equipment and logistical services;

•	our ability to match production volume to actual customer demand;

•	our ability to manage product quality problems;

•	our ability to protect our intellectual property rights and to defend claims against us;

•	our ability to effectively identify, enter into, manage and benefit from strategic alliances;

•	occurrence of a catastrophic event at any of our facilities;

•	occurrence of a technology systems failure, network disruption, or breach in data security; and,

•	our ability to obtain sufficient capital to meet our operating or other needs.

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MAXWELL TECHNOLOGIES REPORTS THIRD QUARTER FINANCIAL RESULTS

For further information regarding risks and uncertainties associated with Maxwell’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of our SEC filings, including, but not limited to, our annual report on Form 10-K and quarterly reports on Form 10-Q. Copies of these documents may be obtained by contacting Maxwell’s investor relations department at (858) 503-3434 or at our investor relations website: http://investors.maxwell.com/phoenix.zhtml?c=94560&p=irol-sec. All information in this release is as of October 25, 2012. The company undertakes no duty to update any forward-looking statement to reflect actual results or changes in the company’s expectations.

Media & Investor Contact: Michael Sund, +1 858.503.3233; msund@maxwell.com

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MAXWELL TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011
Revenue	$43,907	$41,096	$123,993	$114,818
Cost of revenue	25,534	24,547	72,503	68,909

Gross profit	18,373	16,549	51,490	45,909
Operating expenses:
Selling, general and administrative	7,293	9,544	24,715	29,225
Research and development	5,084	5,707	15,974	16,976
Amortization of intangibles	51	51	153	153

Total operating expenses	12,428	15,302	40,842	46,354

Income (loss) from operations	5,945	1,247	10,648	(445)
Interest expense, net	(56)	(27)	(138)	(88)
Amortization of debt discount and prepaid debt costs	(16)	—	(42)	(55)
Gain on embedded derivatives	—	—	—	1,086

Income before income taxes	5,873	1,220	10,468	498
Income tax provision	470	922	1,903	1,221

Net income (loss)	$5,403	$298	$8,565	$(723)

Net income (loss) per common share:
Basic	$0.19	$0.01	$0.30	$(0.03)
Diluted	$0.19	$0.01	$0.30	$(0.03)
Weighted average common shares outstanding:
Basic	28,736	27,733	28,511	27,564
Diluted	28,748	28,161	28,695	27,564

MAXWELL TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

(Unaudited)

	September 30, 2012	December 31, 2011

ASSETS
Current assets:
Cash and cash equivalents	$20,073	$29,289
Trade and other accounts receivable, net	52,988	36,131
Inventories	31,930	27,232
Prepaid expenses and other current assets	2,829	3,125

Total current assets	107,820	95,777
Property and equipment, net	35,806	28,541
Intangible assets, net	758	1,111
Goodwill	24,826	24,887
Pension asset	6,945	6,359
Other non-current assets	79	261

Total assets	$176,234	$156,936

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$32,789	$37,145
Accrued warranty	244	258
Accrued employee compensation	5,025	6,243
Short-term borrowings and current portion of long-term debt	6,909	5,431
Deferred tax liability	499	499

Total current liabilities	45,466	49,576
Deferred tax liability, long-term	962	933
Long-term debt, excluding current portion	2,960	68
Other long-term liabilities	699	3,028

Total liabilities	50,087	53,605

Stockholders' equity:
Common stock, $0.10 par value per share, 40,000 shares authorized; 29,183 and 28,174 shares issued and outstanding at September 30, 2012 and December 31, 2011, respectively	2,915	2,815
Additional paid-in capital	267,069	252,907
Accumulated deficit	(154,456)	(163,021)
Accumulated other comprehensive income	10,619	10,630

Total stockholders' equity	126,147	103,331

Total liabilities and stockholders' equity	$176,234	$156,936

MAXWELL TECHNOLOGIES, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(in thousands, except per share data)

(Unaudited)

		Three Months Ended			Nine Months Ended
		September 30, 2012	June 30, 2012	September, 30 2011	September 30, 2012	September, 30 2011
Gross Profit Reconciliation:
GAAP gross profit		$18,373	$16,980	$16,549	$51,490	$45,909
Stock-based compensation expense included in cost of sales	A	163	238	89	543	292
Amortization of intangible assets included in cost of sales	B	46	69	96	198	269

Non-GAAP gross profit		$18,582	$17,287	$16,734	$52,231	$46,470

Total Operating Expenses Reconciliation:
GAAP total operating expenses		$12,428	$13,532	$15,302	$40,842	$46,354
Stock-based compensation expense	A	(342)	(532)	(646)	(2,018)	(2,148)
Amortization of intangible assets	B	(51)	(51)	(51)	(153)	(153)
Accrual for legal settlement	C	—	—	—	—	(2,600)

Non-GAAP total operating expenses		$12,035	$12,949	$14,605	$38,671	$41,453

Income (Loss) From Operations Reconciliation:
GAAP income (loss) from operations		$5,945	$3,448	$1,247	$10,648	$(445)
Stock-based compensation expense	A	505	770	735	2,561	2,440
Amortization of intangible assets	B	97	120	147	351	422
Accrual for legal settlement	C	—	—	—	—	2,600

Non-GAAP income from operations		$6,547	$4,338	$2,129	$13,560	$5,017

Net Income (Loss) Reconciliation:
GAAP net income (loss)		$5,403	$2,658	$298	$8,565	$(723)
Stock-based compensation expense	A	505	770	735	2,561	2,440
Amortization of intangible assets	B	97	120	147	351	422
Accrual for legal settlement, net of tax	C	—	—	—	—	2,035
Gain on embedded derivatives	D	—	—	—	—	(1,086)

Non-GAAP net income		$6,005	$3,548	$1,180	$11,477	$3,088

Diluted Net Income per Share Reconciliation:
GAAP diluted net income (loss) per share		$0.19	$0.09	$0.01	$0.30	$(0.03)
Stock-based compensation expense	A	0.02	0.03	0.03	0.09	0.09
Amortization of intangible assets	B	—	—	—	0.01	0.02
Accrual for legal settlement, net of tax	C	—	—	—	—	0.07
Gain on embedded derivatives	D	—	—	—	—	(0.04)

Non-GAAP diluted net income per share		$0.21	$0.12	$0.04	$0.40	$0.11

See notes on next page

MAXWELL TECHNOLOGIES, INC.

(A)	Stock-based compensation expense consists of non-cash charges for employee stock options, restricted stock awards, restricted stock units and employee stock purchase plan awards. Results include stock-based compensation expense as follows (in thousands):

	Three Months Ended			Nine Months Ended
	September 30, 2012	June 30, 2012	September, 30 2011	September 30, 2012	September, 30 2011
Cost of revenue	$163	$238	$89	$543	$292
Selling, general and administrative	213	411	531	1,586	1,773
Research and development	129	121	115	432	375

Total stock-based compensation expense	$505	$770	$735	$2,561	$2,440

(B)	Amortization of intangible assets associated with acquisitions.
(C)	Accrual for settlement of product defect matter of $2.6 million, or $2.0 million net of the related tax impact.
(D)	Gain on embedded derivatives associated with the Company’s convertible debt. As the convertible debentures were retired in February 2011, the company no longer records gains or losses related to the conversion features.